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CONSENT OF INDEPENDENT AUDITORS


We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-46268 of Stone Bridge Funds, Inc. of our reports dated August 16, 1996, appearing in the Statements of Additional Information, which are a part of such Registration Statement, and to references to us under the headings "Financial Highlights" in the Prospectuses, which are a part of such Registration Statement, and "Counsel and Auditors" in the Statements of Additional Information.


/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
New York, New York
October 30, 1996